Exhibit 10.17

SETTLEMENT AGREEMENT, WAIVER AND RELEASE OF CLAIMS

This Settlement Agreement, Waiver and Release of Claims (this “Agreement”), dated January 20, 2022 (the “Effective Date”), is entered into by and among Chicago Venture Partners, L.P., a Utah limited partnership (“CVP”), Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad”, and together with CVP, “Investors”), and Progressive Care Inc., a Delaware corporation (“Company”). Each of CVP, Iliad and Company are sometimes individually referred to hereinafter as a “Party” and collectively as the “Parties”.

A. On January 2, 2019, Company sold and issued to CVP a certain Secured Convertible Promissory Note in the original principal amount of $2,710,000.00 (the “CVP Note”) pursuant to a certain Securities Purchase Agreement between Company and CVP (the “CVP Purchase Agreement,” and together with the CVP Note, and all other documents entered into in conjunction therewith, the “CVP Financing Documents”).

B. On March 6, 2019, Company sold and issued to Iliad a certain Secured Convertible Promissory Note in the original principal amount of $3,310,000.00 (the “Iliad Note”) pursuant to a certain Securities Purchase Agreement between Company and Iliad (the “Iliad Purchase Agreement,” and together with the Iliad Note, and all other documents entered into in conjunction therewith, the “Iliad Financing Documents,” and together with the CVP Financing Documents, the “Financing Documents”).

C. The CVP Note and Iliad Note each contained provisions limiting the number of shares of common stock Investors could sell per week (the “Volume Limitation Provisions”).

D. As of end of day on the Effective Date, Iliad holds a certain number of shares of common stock of Company as shown on its brokerage statement as of such date, and no other entity or individual affiliated with CVP or Iliad holds or has control over any shares.

E. A dispute arose among the Parties with respect to the Volume Limitation Provisions.

F. On December 14, 2021, Company caused a letter to be sent to Investors alleging a breach by Investors of the Volume Limitation Provisions and making certain claims against Investors (the “Demand Letter”).

G. As a result of a dispute regarding the claims raised in the Demand Letter, on or around January 7, 2022, Investors filed a lawsuit against Company in the Third Judicial District Court of Salt Lake County, State of Utah (the “Lawsuit”), and on or around January 7, 2022 Investors also sent Company an Arbitration Notice pursuant to the CVP Purchase Agreement and the Iliad Purchase Agreement (the “Arbitration”).

H. The Parties acknowledge and understand that Company will seek to obtain third-party financing, use some or all of those funds to repay the Iliad Note, as modified by this Agreement, in full, and owe each other no further obligations.

I. In order to resolve the Lawsuit, the Arbitration, and all other disputes between the Parties,the Parties have agreed, subject to the terms and conditions set forth herein, to (i) resolve all disputes regarding the claims raised in the Demand Letter, (ii) dismiss the Lawsuit and the Arbitration, and (iii) affirmatively conclude all obligations under the CVP Financing Documents.

NOW, THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals. The foregoing recitals are contractual in nature and are incorporated herein as part of this Agreement.

2. Extension of Maturity Date. Iliad and Company agree that the maturity date of the Iliad Note is hereby extended to April 15, 2022. Company is also granted the right to extend the maturity date of the Iliad Note for an additional month to May 15, 2022 at its election by providing written notice of such election to Iliad. In the event Company elects to extend the maturity date to May 15, 2022, then the outstanding balance of the Iliad Note will automatically increase by two percent (2%).

3. Standstill.

3.1. Standstill Period. So long as no event of default occurs under the Iliad Note, Iliad and any entity affiliated with Iliad agrees not to sell any shares of Company’s common stock for the period (the “Standstill Period”) beginning on the Effective Date and ending on the maturity date of the Iliad Note (as amended by this Agreement). In addition, Iliad agrees not to submit any Redemption Notices (as defined in the Iliad Note) under the Iliad Note during the Standstill Period (so long as no event of default occurs under the Iliad Note). For the avoidance of doubt, nothing in this Agreement alters the Volume Limitation set forth in the Note, or Iliad’s obligation to observe the Volume Limitation after the Standstill Period. The Parties will submit a letter in the form attached as Exhibit A to ClearTrust. The Parties will also prepare a letter to ClearTrust in the form attached as Exhibit B, which will be held by Company. If the Company submits this letter to ClearTrust, that will be considered an election to extend the maturity date to May 15, 2022, as set forth in Section 2 above.

3.2. Monitoring of the Standstill. Up to once per week, Company may request via email to John Fife (jfife@chicagoventure.com), Chris Stalcup (cstalcup@chicagoventure.com) and Leo Hansen (lhansen@chicagoventure.com), a document sufficient to show the number of shares of Company’s common stock held by Iliad. This document shall be a statement or report prepared by Iliad’s stockbroker and may be a printout or screenshot of that stockbroker’s website portal, showing Iliad’s holdings at the close of trading on that date. Iliad shall have two trading days to deliver such report after the day on which it is requested. If the document is not produced timely, the balance of the Iliad Note shall reduce by $500 each trading day that Iliad fails to deliver the document (the “Monitoring Fee”). On the seventh trading day after a request, if the request has not yet been honored, the Monitoring Fee will be increased to $1,000 per trading day. Company must provide written notice to Iliad in the event the cumulative amount of Monitoring Fees assessed under this Section 3.2 reaches $10,000. In addition, within thirty (30) days of the end of the Standstill Period, Company must notify Iliad of the amount of Monitoring Fees it believes has accrued. In the event Company fails to provide such accounting within the applicable time period, all Monitoring Fees will be waived. The Monitoring Fees are intended to act as liquidated damages and will be Company’s sole exclusive remedy for Iliad’s breach of this Section 3.2.

4. CVP Payment. CVP agrees to pay Company $175,000.00 via wire transfer of immediately available funds within two (2) business days of the Effective Date (the “CVP Payment”).

5. CVP Financing Documents. Upon Company’s receipt of the CVP Payment, the Parties agree that all of the CVP Financing Documents will be deemed to be terminated and of no further force or effect. The Parties agree that the Iliad Financing Documents will remain in full force and effect (as modified pursuant to the terms of this Agreement).

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6. Iliad Financing Documents. Iliad acknowledges a decrease in the balance of the Iliad Note, effective as of May 31, 2021, of $180,000 with the result that, on the Effective Date, the outstanding balance of the Iliad Note (following the foregoing balance reduction) is $2,155,638.63, consisting of $1,310,744.54 of principal and $844,894.09 of interest and other financing charges. In the event the Iliad Note is not repaid by February 16, 2022, the outstanding balance of the Iliad Note will increase in the amount of $100,000.

7. Prepayment. The last sentence of Section 1.2 of the Iliad Note shall be deleted in its entirety and replaced with the following:

“If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 105% of the portion of the Outstanding Balance Borrower elects to repay (the “Prepayment Amount”). Borrower shall also have the right to treat up to ten percent (10%) of the Prepayment Amount as a Conversion and satisfy such portion of the Prepayment Amount by delivering Conversion Shares to Lender (subject to the Maximum Percentage (as defined below).”

8. Representations and Warranties.

8.1. Representations and Warranties of Company. As a material inducement to Investors to enter into this Agreement, Company represents and warrants to Investors as follows:

(a) Authority for Agreement. Company has full power, authority and legal right and capacity to enter into and perform Company’s obligations under this Agreement and each other document contemplated hereby to which Company is or will be a party and to consummate the transactions contemplated hereby and thereby. Company has approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings on the part of Company, whether by the officers, directors, shareholders, or otherwise, are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which Company is a party have been duly executed and delivered by Company and are legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

(b) No Violation to Result. The execution, delivery and performance by Company of this Agreement and the other documents contemplated hereby and the consummation by Company of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time), violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any note, debt instrument, security agreement, mortgage or any other contract to which Company is a party or by which Company is bound. Except for a current report on Form 8-K, no notice to, filing with, or consent of, any person is necessary in connection with the execution, delivery or performance by Company of this Agreement and the other documents contemplated hereby nor the consummation by Company of the transactions contemplated hereby or thereby. Company has given all notices, made all filings (other than a current report on Form 8-K) and obtained all consents necessary for the consummation of the transactions contemplated herein.

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8.2. Representations and Warranties of Investors. As a material inducement to Company to enter into this Agreement, each Investor represents and warrants to Company with respect to itself as follows:

(a) Authority for Agreement. Each Investor has full power, authority and legal right and capacity to enter into and perform such Investor’s obligations under this Agreement and each other document contemplated hereby to which such Investor is or will be a party and to consummate the transactions contemplated hereby and thereby. Each Investor has approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings on the part of Investors, whether by the officers, directors, stockholders, or otherwise, are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which Investors are a party have been duly executed and delivered by Investors and are legal, valid and binding obligations of Investors, enforceable against Investors in accordance with their respective terms.

(b) No Violation to Result. The execution, delivery and performance by such Investor of this Agreement and the other documents contemplated hereby and the consummation by such Investor of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time), violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any note, debt instrument, security agreement, mortgage or any other contract to which such Investor is a party or by which such Investor is bound. No notice to, filing with, or consent of, any person is necessary in connection with the execution, delivery or performance by such Investor of this Agreement and the other documents contemplated hereby nor the consummation by such Investor of the transactions contemplated hereby or thereby. Each Investor has given all notices, made all filings and obtained all consents necessary for the consummation of the transactions contemplated herein.

(c) Recital D. Recital D is true and correct.

9. Mutual Release.

9.1. Release by Investors. Each Investor, on behalf of itself and its managers, members, officers, employees, general partners, limited partners, agents, attorneys, successors and assigns, and any and all past and present such persons (collectively, the “Investor Parties”), forever relieves, releases and discharges Company and its directors, stockholders, officers, employees, agents, attorneys, successors and assigns, and any and all past and present such persons (collectively, the “Company Parties”), from any and all claims, counterclaims, defenses, affirmative or otherwise, rights of setoff, rights of recoupment, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, injuries, actions and causes of actions, of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed (each a “Claim”, and collectively, the “Claims”), that such Investor or any of the Investor Parties may have that are based upon, relate to or arise out of the Lawsuit, the Arbitration, the Financing Documents, or any transaction contemplated by the Parties under the Financing Documents, arising or accruing before the Effective Date. Such release will not apply to or affect any breach of the Iliad Financing Documents or this Agreement after the Effective Date. Such release will also not affect Company’s obligation to fulfill its remaining obligations under this Agreement or the Iliad Transaction Documents as modified by this Agreement.

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9.2. Release by Company. Company, on behalf of itself and Company Parties, forever relieves, releases and discharges each Investor and the Investor Parties, from any and all Claims that Company or any of Company Parties may have that are based upon, or directly or indirectly arising out of or relate to the Lawsuit, the Arbitration, the transactions contemplated hereby, or any claims that were raised or could have been raised in the Demand Letter, the Financing Documents, or any transaction contemplated by the Parties under the Financing Documents, arising or accruing before the Effective Date. Company hereby acknowledges and agrees that the execution of this Agreement by Iliad shall not constitute an acknowledgment of or admission by Iliad of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted. Such release will not apply to or affect any breach of the Iliad Financing Documents or this Agreement after the Effective Date. Such release will also not affect Iliad’s obligation to fulfill its remaining obligations under this Agreement or the Iliad Transaction Documents as modified by this Agreement. Company hereby acknowledges and agrees that in the event Company issues any shares of its common stock to Iliad under the Iliad Note, that the releases set forth above in this paragraph 9.2 apply to the issuance of those shares, and Company may not use such issuance of shares to raise, use or rely on any of the claims in the Demand Letter or any other similar claims as a defense to repayment of the Iliad Note or to rescind the Iliad Note. In exchange for the mutual covenants and promises herein, Company agrees, now and in the future, not to raise, rely on or use any of the Claims waived herein, or any similar claims in an attempt to rescind the Iliad Note, as a defense to repayment of the Iliad Note, or to otherwise modify the Iliad Note or Company’s obligations thereunder.

9.3. Release Representations. Each Party hereto, for itself and on behalf of such Party’s other respective releasing parties, represents, warrants and agrees that (a) such Party waives Claims as set forth above, (b) such Party covenants not to institute against any of the parties it is releasing hereunder any proceeding, suit or action, at law or in equity, of whatsoever kind or nature, or in any way to aid in or encourage the institution or prosecution thereof, for damages, expenses, compensation, injunctive relief or otherwise, arising from or based upon any Claim, except that nothing herein shall restrict a Party from making statements to a government official in good faith or from offering testimony in any legal action (c) none of the Claims such Party is releasing and waiving hereunder have been sold, assigned or otherwise transferred or encumbered (directly or indirectly) to any person or party whatsoever, (d) such Party has the full right and power to grant, execute and deliver the full and complete release and waiver contained herein, and (e) the release made by, and the representations, warranties, and covenants of the other Parties hereto, are accepted by each Party hereto as a material inducement to entering into and consummating the transactions contemplated by this Agreement.

9.4. Unknown Claims. Each Party hereto represents that it is not aware of any claim against or involving any Party it is releasing hereunder other than the Claims, all of which are released hereunder. Each Party hereto acknowledges that it has been advised by legal counsel and is familiar with the legal principle that provides that a general release does not extend to claims which the releasor does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the releasee. Each Party hereto, being aware of said principle, agrees to expressly waive any rights to this effect, as well as under any other statute or common law principles of similar effect.

10. Dismissals. The Parties agree to cause the Lawsuit and the Arbitration to be dismissed. The Parties further agree to cooperate with each other to the extent reasonably necessary in the filing of the dismissal documents and to take all reasonable additional steps necessary to effectuate the dismissal of the Lawsuit and the Arbitration. For the avoidance of doubt, the foregoing dismissal will not prevent Investor or Company from bringing a new lawsuit and/or arbitration for breaches of this Agreement or the Iliad Financing Documents.

11. Effect of Breach. The Parties agree that the affirmative obligations which each Party has undertaken in this Agreement are a material inducement to the other Parties entering into this Agreement. In the event of a breach of this Agreement, the breaching Party agrees that the non-breaching Party shall be entitled to temporary and permanent injunctive relief to enforce the provisions hereof, and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Parties to claim and recover damages, or to seek and obtain any other relief available to it at law or in equity, in addition to injunctive relief.

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12. Liquidated Damages. In the event that Iliad, during the Standstill Period, breaches its obligations in Section 3.1 (which breach cannot be cured); Company shall be entitled to liquidated damages. The Parties acknowledge that a breach as set forth in this paragraph is likely to put Company’s planned financing and stock market listings at risk, which will result in damages that are difficult or impossible to calculate. In the event of such a breach, the parties agree that an approximate measure of these damages will be 300% of the value of the shares sold in violation of the standstill set forth in Section 3.1, and agree to this figure as liquidated damages. The foregoing liquidated damages will be Company’s sole and exclusive remedy for a breach of Section 3.1.

13. Miscellaneous.

13.1. No Admission of Liability. This Agreement shall not be construed as an admission by any Party of any validity or invalidity of such Party’s claims or defenses in any action or proceeding. Neither this Agreement’s terms nor the fact of this Agreement shall be offered or received in evidence or be admissible for any reason in any form in any action or proceeding in any court or tribunal (other than an action to enforce the terms hereof), or used, publicized or disclosed in any manner as an admission, concession or evidence of any liability or wrongdoing of any nature by any Party. The obligations of the Investors hereunder shall be several and not joint.

13.2. Further Assurances. At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

13.3. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. Each of the Parties consents to the exclusive personal jurisdiction of the federal courts whose districts encompass any part of Salt Lake County, Utah or the state courts of the State of Utah sitting in Salt Lake County, Utah in connection with any dispute arising under this Agreement, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

13.4. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

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13.5. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13.6. Successors. This Agreement shall be binding upon the Parties and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Parties and their respective heirs, successors and assigns.

13.7. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Parties to which such amendment and/or waiver applies.

13.8. En tire Agreement. This Agreement, together with the Financing Documents and all other documents contemplated herein, constitutes the sole and entire agreement between the Parties, whether written or oral, relating to the subject matter hereof and thereof. This Agreement may only be amended by the Parties in writing.

13.9. Expenses. Each Party shall pay its own legal fees and expenses incurred with respect to the Lawsuit, the Arbitration, the negotiation and drafting of this Agreement, and the transactions contemplated hereby.

13.10. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any document executed in connection herewith, the Parties agree that the prevailing party shall be entitled to an award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

13.11. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, (b) the date delivered after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the date delivered by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Progressive Care Inc.

Attn: Jay Weisberg

400 Ansin Blvd., Suite A Hallandale Beach, Florida 33009

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With a copy to (which copy shall not constitute notice):

Shendell & Pollock, P.L. Attn: Gary Shendell

2500 N. Military Trail, Suite 150 Boca Raton, Florida 33431

Pia Hoyt, LLC

Attn: John P. Mertens

136 E South Temple, Suite 1900 Salt Lake City, Utah 84111

If to Investors:

Chicago Venture Partners, L.P. Iliad Research and Trading, L.P.

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop, Suite 325

Lehi, Utah 84043

13.12. Counterparts. This Agreement may be signed in one or more counterparts, which together shall constitute one document. Additionally, facsimile signatures or signatures conveyed via e- mail in one or more counterparts of this Agreement shall be binding.

13.13. Indemnification. In the event Company or an Investor breaches any of its warranties or covenants contained in this Agreement, the breaching party agrees to indemnify all others against all losses, claims, damages, liabilities, and expenses (including attorneys’ fees) caused by such breach. The Parties also agree to indemnify each other against all losses, claims, damages, liabilities, and expenses (including attorneys’ fees) caused by or related to any untrue representation made by any Party in Section 8 of this Agreement, or through the filing of a Claim waived under this Agreement.

13.14. Third Party Beneficiaries. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties, any rights, remedies, obligations, or liabilities of any nature whatsoever.

13.15. Acknowledgement. By executing this Agreement, each of the Parties evidences that it carefully read and fully understands all of the provisions of this Agreement. Each Party further acknowledges that, in executing this Agreement, it has not relied on any promise of future benefit or any statement of any of the Parties, or anyone representing any of the Parties, whether written or oral, not set forth in this Agreement.

13.16. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

13.17. Construction; Joint Drafting. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed consistent with the joint drafting of this Agreement by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

INVESTORS:

CHICAGO VENTURE PARTNERS, L.P.

By:	Chicago Venture Management, L.L.C., its General Partner

By:	CVM, Inc., its Manager

By:
John M. Fife, President

ILIAD RESEARCH AND TRADING, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

COMPANY:

PROGRESSIVE CARE INC.

By:
Jay Weisberg, Chief Executive Officer

[Signature Page to Settlement Agreement, Waiver, and Release of Claims]

Exhibit A

ILIAD RESEARCH AND TRADING, L.P.

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

ClearTrust, LLC

16540 Pointe Village Drive, Suite 205

Lutz, FL 33558

Ladies and Gentlemen:

Reference is made to the letter (“Letter”) of March 6, 2019 sent to you by Shital Parikh Mars on behalf of Progressive Care, Inc. (“Progressive”). The instructions set forth in the Letter are to be suspended, effective immediately, until April 16, 2022. Progressive and Iliad Research and Trading, L.P. (“Iliad”) have agreed that, until that date, Iliad will not submit any further Conversion Notices.

The instructions will resume on April 16, 2022 unless, prior to that time, the Note referenced in the Letter has been paid in full and you have received a copy of the cancelled Note from Iliad.

Very Truly Yours,

Iliad Research and Trading, L.P.
By:	Iliad Management, LLC, its General Partner
By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

Acknowledged and Agreed: Progressive Care, Inc.

By:
Jay Weisberg, Chief Executive Officer

Acknowledged and Agreed: ClearTrust, LLC

By:

[Exhibit to Settlement Agreement, Waiver, and Release of Claims]

Exhibit B

ILIAD RESEARCH AND TRADING, L.P.

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

ClearTrust, LLC

16540 Pointe Village Drive, Suite 205

Lutz, FL 33558

Ladies and Gentlemen:

Reference is made to the letter (“Letter”) of March 6, 2019 sent to you by Shital Parikh Mars on behalf of Progressive Care, Inc. (“Progressive”). The instructions set forth in the Letter are to be suspended, effective immediately, until May 16, 2022. Progressive and Iliad Research and Trading, L.P. (“Iliad”) have agreed that, until that date, Iliad will not submit any further Conversion Notices.

The instructions will resume on May 16, 2022 unless, prior to that time, the Note referenced in the Letter has been paid in full and you have received a copy of the cancelled Note from Iliad.

Very Truly Yours,

Iliad Research and Trading, L.P.
By:	Iliad Management, LLC, its General Partner
By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

Acknowledged and Agreed:

Progressive Care, Inc.

By:
Jay Weisberg, Chief Executive Officer

Acknowledged and Agreed: ClearTrust, LLC

By:

[Exhibit to Settlement Agreement, Waiver, and Release of Claims]